UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 22, 2013
General Metals Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-30230	65-0488983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

615 Sierra Rose Drive, Suite 1, Reno, Nevada		89511
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(775) 583-4636

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On November 22, 2013, our company held a special meeting of stockholders to elect directors, appoint our company’s auditors, approve the Say-On-Pay, recommend the Say-When-On-Pay, approve a stock split (consolidation) and approve a change of name of our company.

The following motions were passed at our meeting:

1.	election of Daniel J. Forbush as a director (For – 123,307,445/ Against – 3,272,751/ Abstain – 0)

2.	election of Larry Max Bigler as a director (For – 124,147,281/ Against – 2,432,915/ Abstain – 0)

3.	election of Walter A. Marting as a director (For – 108,507,394/ Against – 18,072,802/ Abstain – 0)

4.	election of Shane K. Dyer as a director (For – 123,397,771/ Against – 3,182,425/ Abstain – 0)

5.	appointment of Ingenium Accounting Associates as our company’s auditor (For – 201,175,708 Against – 35,109,470/ Abstain – 1,060,600)

6.	advisory vote on the compensation of the named executive officers (Say-On-Pay) (For – 115,069,533/ Against – 9,462,840/ Abstain – 2,047,823)

7.	advisory vote on the frequency of future advisory votes on the compensation of the named executive officers (Say-When-On-Pay) (One Year – 27,359,484 / Two Years– 37,047,136 / Three Years- 54,380,500)

8.	authorizing directors at their discretion to execute an up to 20 old for 1 new stock split of our company's issued and outstanding shares (For – 202,781,563/ Against – 34,560,584/ Abstain – 3,630)

9.	authorizing directors at their discretion to a Change of name to Cibolan Gold Corporation (For – 202,032,191/ Against – 28,009,701/ Abstain – 7,303,884)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL METALS CORPORATION
/s/ Daniel J. Forbush
Daniel J. Forbush, CPA
President and Director

Date:	November 25, 2013